 EXHIBIT 10.9

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into as of [_], 2017, between Sentinel Energy Services Inc., a Cayman Islands exempted company (the “Company”), and CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC (the “Option Holders”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) registration statements on Form S-1 (together, the “Registration Statement”) for its initial public offering (“IPO”) of 30,000,000 units (or 34,500,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Company will undertake a private placement that will close simultaneously with the IPO Closing of an aggregate of 5,333,333 warrants (or 5,933,333 warrants if the IPO Option is exercised in full), each exercisable for one Class A Share at $11.50 per share, at a price of $1.50 per warrant (the “Private Placement Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Option Holders shall have the right to subscribe for an aggregate of up to 10,000,000 units (the “Co-Investment Units”), consisting of one Class A Share (the “Co-Investment Shares”) and one-third of one warrant to purchase one Class A ordinary share (the “Co-Investment Warrants,” and together with the Co-Investment Shares, the “Co-Investment Securities”), for $10.00 per unit (the “Exercise Price”), or an aggregate maximum amount of $100,000,000, immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.       Grant of Option.

(a)          Co-Investment Securities.

(i)       The Company grants to the Option Holders an option (the “Option”) to purchase the Co-Investment Units, for $10.00 per unit, or an aggregate maximum amount of $100,000,000, immediately prior to the closing of the Business Combination Closing. The Option may be exercised in whole or in part. The Option Holders shall allocate between themselves the amount of Co-Investment Units each of them has an option to purchase pursuant to this Agreement; provided that, in the event of an inability to agree, each Option Holder shall have an option to purchase fifty percent (50%) of the Co-Investment Units.

(ii)       Each Co-Investment Warrant will have the same terms as each Private Placement Warrant, and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Co-Investment Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Co-Investment Warrants will be exercisable. The Co-Investment Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the IPO Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the Company, as described in the Warrant Agreement. The Co-Investment Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Option Holders or their Permitted Transferees (as defined below). If the Co-Investment Warrants are held by Persons (as defined below) other than the Option Holders or their Permitted Transferees, the Co-Investment Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement.

(iii)       The Option shall be exercisable by delivery of an exercise notice, in the form attached hereto as Schedule A (the “Exercise Notice”), which shall state the election to exercise the Option and the number of Co-Investment Units in respect of which the Option is being exercised (the “Exercised Units”). The Exercise Notice shall be completed by each Option Holder and delivered to the secretary of the Company. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice on a date that is at least one (1) Business Day prior to the date of the Business Combination Closing. The Company shall deliver notice to the Option Holders (the “Notice of Business Combination”), at least five (5) Business Days before the Business Combination Closing, specifying the date of the Business Combination Closing and instructions for wiring the Co-Investment Purchase Price. The time of the exercise of the Option (the “Exercise Time”) shall be on the same date and immediately prior to the Business Combination Closing.

(iv)        At least one (1) Business Day prior to the date of the Business Combination Closing, the Option Holders shall deliver to the Company, to be held in escrow until the Exercise Time, the aggregate Exercise Price for the Co-Investment Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Notice of Business Combination. Immediately prior to the exercise of the Option at the Exercise Time, (A) the aggregate Exercise Price shall be released from escrow automatically and without further action by the Company or the Option Holder, and (B) upon such release, the Company shall issue the Co-Investment Securities to the Option Holders in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Option Holders (or their nominees in accordance with its delivery instructions), or to a custodian designated by the Option Holders, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the closing of the Option shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the aggregate Exercise Price to the Option Holders. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)          Legends. Each book entry for the Co-Investment Securities shall contain a notation, and each certificate (if any) evidencing the Co-Investment Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN OPTION AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

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2.            Representations and Warranties of the Option Holder. Each Option Holder represents and warrants to the Company as follows, as of the date hereof:

(a)       Organization and Power. The Option Holder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)       Authorization. The Option Holder has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Option Holder, will constitute the valid and legally binding obligation of the Option Holder, enforceable against the Option Holder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)       Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Option Holder in connection with the consummation of the transactions contemplated by this Agreement.

(d)       Compliance with Other Instruments. The execution, delivery and performance by the Option Holder of this Agreement and the consummation by the Option Holder of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Option Holder, in each case (other than clause (i)), which would have a material adverse effect on the Option Holder or its ability to consummate the transactions contemplated by this Agreement.

(e)       Purchase Entirely for Own Account. This Agreement is made with the Option Holder in reliance upon the Option Holder’s representation to the Company, which by the Option Holder’s execution of this Agreement, the Option Holder hereby confirms, that the Co-Investment Securities to be acquired by the Option Holder will be acquired for investment for the Option Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Option Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Option Holder further represents that the Option Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Co-Investment Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)       Disclosure of Information. The Option Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Option, as well as the terms of the Company’s proposed IPO, with the Company’s management.

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(g)       Restricted Securities. The Option Holder understands that the sale of the Co-Investment Securities to the Option Holder upon exercise of the Option will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Option Holder’s representations as expressed herein. The Option Holder understands that the Co-Investment Securities will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Option Holder must hold the Co-Investment Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Option Holder acknowledges that the Company has no obligation to register or qualify the Co-Investment Securities, or any Class A Shares for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). The Option Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Co-Investment Securities, and on requirements relating to the Company which are outside of the Option Holder’s control, and which the Company is under no obligation and may not be able to satisfy. The Option Holder acknowledges that the Company filed the Registration Statement for its proposed IPO. The Option Holder understands that the transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Option Holder will not be able to rely on the protection of Section 11 of the Securities Act.

(h)       No Public Market. The Option Holder understands that no public market now exists for the Co-Investment Securities, and that the Company has made no assurances that a public market will ever exist for the Co-Investment Securities.

(i)       High Degree of Risk. The Option Holder understands that exercising the Option involves a high degree of risk which could cause the Option Holder to lose all or part of its investment.

(j)       Accredited Investor. The Option Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)       No General Solicitation. Neither the Option Holder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the Option or the Co-Investment Securities.

(l)       Residence. The Option Holder’s principal place of business is the office or offices located at the address of the Option Holder set forth on the signature page hereof.

(m)       Affiliation of Certain FINRA Members. The Option Holder is neither a person associated nor affiliated with Citigroup Global Markets Inc. or Goldman Sachs & Co. LLC or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(n)       No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Option Holder nor any person acting on behalf of the Option Holder nor any of the Option Holder’s affiliates (the “Option Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Option Holder and this offering, and the Option Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Option Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.            Representations and Warranties of the Company. The Company represents and warrants to the Option Holders as follows:

(a)           Organization and Corporate Power. The Company is a company duly incorporated and validly existing and in good standing as a corporation under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)          Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)       200,000,000 Class A Shares, none of which are issued and outstanding.

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(ii)       20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), 8,625,000 of which are issued and outstanding as of the date hereof. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)       1,000,000 preferred shares, none of which are issued and outstanding.

(c)          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Co-Investment Securities upon exercise of the Option, and the securities issuable upon exercise of the Co-Investment Warrants, has been taken or will be taken prior to the exercise of the Option. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Exercise Time, and the issuance and delivery of the Co-Investment Securities and the securities issuable upon exercise of the Co-Investment Warrants has been taken or will be taken prior to the exercise of the Option. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)          Valid Issuance of Securities. The Co-Investment Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Co-Investment Warrants, when issued in accordance with the terms of the Co-Investment Warrants and this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Option Holders. Assuming the accuracy of the representations of the Option Holders in this Agreement and subject to the filings described in Section 3(e) below, the Co-Investment Securities will be issued in compliance with all applicable federal and state securities laws.

(e)          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Option Holders in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s amended and restated articles and memorandum of association, as it may be amended from time to time (the “Charter”), or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)          Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)          No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the Option.

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(i)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Option Holders in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Option Parties.

4.            Registration Rights; Transfer

(a)          Registration. The Company agrees that it will use its commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Co-Investment Registration Statement”) registering the resale of the Co-Investment Securities and the Class A Shares underlying the Co-Investment Warrants (collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Co-Investment Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Registrable Securities in the Co-Investment Registration Statement are contingent upon the Option Holders furnishing in writing to the Company such information regarding the Option Holders, the securities of the Company held by the Option Holders and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b)          Indemnification.

(i)       The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Option Holder (to the extent a seller under the Co-Investment Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Option Holder, each person who controls the Option Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in the Co-Investment Registration Statement, any prospectus included in the Co-Investment Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Option Holder furnished in writing to the Company by the Option Holder expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Company. The Company shall notify the Option Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware.

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(ii)       The Option Holders shall, severally and not jointly with any other selling stockholder named in the Co-Investment Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Co-Investment Registration Statement, any prospectus included in the Co-Investment Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding an Option Holder furnished in writing to the Company by such Option Holder expressly for use therein. In no event shall the liability of an Option Holder be greater in amount than the dollar amount of the net proceeds received by such Option Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)          Transfer. This Agreement and all of the Option Holders’ rights and obligations hereunder in connection with the Co-Investment Securities may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”). Upon any such assignment:

(i)       the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Option Holders’ signature page hereto (the “Joinder Agreement”), which shall reflect the number of Co-Investment Securities to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Option Holders hereunder with respect to the Transferee Securities, and references herein to the “Option Holder” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Option Holders and any such Transferee shall be several and not joint and shall be made as to the Option Holders or any such Transferee, as applicable, as to itself only; and

(ii)       upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Co-Investment Securities to be purchased by the Option Holders hereunder shall be reduced by the total number of Co-Investment Securities to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Option Holders and the Company amending Schedule B to this Agreement to reflect each transfer and updating the “Number of Co-Investment Shares”, “Number of Co-Investment Warrants”, and “Aggregate Purchase Price for Co-Investment Securities” on the Option Holders’ signature page hereto to reflect such reduced number of Co-Investment Securities. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule B and the Option Holder’s signature page hereto need be so amended and updated and executed by each of the Option Holders and the Company upon the occurrence of any such transfer of Transferee Securities.

5.            Additional Agreements and Acknowledgements of the Option Holder.

(a)           Trust Account.

(i)       Each Option Holder hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. Each Option Holder, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Option Holders may have in respect of any Public Shares held by it.

(ii)       Each Option Holder hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Option Holder may have in respect of any Public Shares held by it. In the event an Option Holder has any Claim against the Company under this Agreement, such Option Holder shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Option Holder may have in respect of any Public Shares held by it.

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(b)            Voting. Each Option Holder hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Option Holder shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination.

(c)            No Short Sales. Each Option Holder hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)            Reservation of Class A Shares. The Company shall at all times until the Business Combination Closing reserve and keep available a number of its authorized but unissued Class A Shares that shall be sufficient to permit the full exercise of the Option pursuant to this Agreement.

6.           Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Public Warrants on the NASDAQ Capital Market (or another national securities exchange).

7.           Conditions for the Exercise of the Option.

(a)         The following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Option Holders, shall be satisfied at or prior to the Exercise Time:

(i)       The Business Combination shall be consummated substantially concurrently with the exercise of the Option;

(ii)       The Company shall have delivered to the Option Holders a certificate evidencing the Company’s good standing as a Cayman Islands company;

(iii)       The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Exercise Time, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)       The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Exercise Time; and

(v)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the exercise of the Option or the purchase by the Option Holders of the Co-Investment Securities.

(b)         The obligation of the Company to sell the Co-Investment Securities upon exercise of the Option under this Agreement shall be subject to the fulfillment, at or prior to the Exercise Time of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)       The Business Combination shall be consummated substantially concurrently with the exercise of the Option;

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(ii)       The representations and warranties of the Option Holders set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Exercise Time, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Option Holders or their ability to consummate the transactions contemplated by this Agreement;

(iii)       The Option Holders shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Option Holders at or prior to the Exercise Time; and

(iv)       No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the exercise of the Option or the purchase by the Option Holders of the Co-Investment Securities.

8.           Termination. This Agreement may be terminated at any time prior to the exercise of the Option:

(a)         by mutual written consent of the Company and the Option Holders;

(b)         automatically

(i)       if the IPO is not consummated on or prior to [_], 2017;

(ii)       if the Business Combination is not consummated within 24 months from the IPO Closing, unless extended up to a maximum of sixty (60) days in accordance with the Charter; or

(iii)       if the Option Holders or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Option Holders or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the aggregate Exercise Price (and interest thereon, if any), if previously paid, and all Option Holders’ funds paid in connection herewith shall be promptly returned to the Option Holders, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Option Holders or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.           General Provisions.

(a)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Sentinel Energy Services Inc., 1000 Louisiana Street, Suite 3850, Houston, Texas, 77002, Attention: Secretary, with a copy to the Company’s counsel at Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Ramey Layne.

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All communications to the Option Holders shall be sent to each Option Holder’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Option Holders agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Option Holders or any of their officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Option Holders from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)            Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Exercise Time.

(d)            Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)             Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(k)            Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Option Holders.

(m)           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)            Expenses. Each of the Company and the Option Holders will bear their own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Co-Investment Securities and the securities issuable upon exercise of the Co-Investment Warrants.

(o)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)           Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)            Specific Performance. The Option Holders agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Option Holders in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

OPTION HOLDER:
CSL ENERGY OPPORTUNITIES FUND III, L.P.

By:
Name:
Title:

Address for Notices:	1000 Louisiana Street, Suite 3850
Houston, Texas, 77002

CSL ENERGY HOLDINGS III, CORP, LLC

By:
Name:
Title:

Address for Notices:	1000 Louisiana Street, Suite 3850 Houston, Texas, 77002

COMPANY:
SENTINEL ENERGY SERVICES INC.

By:
Name: Kent Jamison
Title: Secretary

[To be completed by the Company]

Number of Co-Investment Shares:	_____________

Number of Co-Investment Warrants:	__________________

Aggregate Purchase Price for Co-Investment Units:	$_________________

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION IN ACCORDANCE WITH THIS AGREEMENT TO NUMBER OF “CO-INVESTMENT SHARES,” “NUMBER OF CO-INVESTMENT WARRANTS,” AND “AGGREGATE PURCHASE PRICE FOR CO-INVESTMENT SECURITIES” SET FORTH ABOVE:

Number of Co-Investment Shares, Number of Co-Investment Warrants and Aggregate Purchase Price for Co-

Investment Securities as of                    , 201[ ], accepted and agreed to as of this      day of             , 201[ ].

CSL ENERGY OPPORTUNITIES FUND III, L.P.

By:
Name:
Title:

Address for Notices:	1000 Louisiana Street, Suite 3850
Houston, Texas, 77002

CSL ENERGY HOLDINGS III, CORP, LLC

By:
Name:
Title:

Address for Notices:	1000 Louisiana Street, Suite 3850
Houston, Texas, 77002

SENTINEL ENERGY SERVICES INC.

By:
Name: Kent Jamison
Title: Secretary

SCHEDULE A

EXERCISE NOTICE

[To be completed and signed upon the exercise of the Option]

Sentinel Energy Services Inc.
1000 Louisiana Street, Suite 3850
Houston, Texas, 77002

1.          Exercise of Option. Effective as of the Exercise Time set forth below, the undersigned (the “Purchaser”) hereby elects to exercise the Purchaser’s Option to purchase units of Sentinel Energy Services Inc. (the “Company”) pursuant to that certain Option Agreement, dated [_], 2017, by and between the Company, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC (the “Option Agreement”). The Option is being exercised with respect to the number of Units stated below (the “Exercised Units”).

Date:	_________________, 20__

Exercise Time:	_________________[AM]/[PM]

Purchaser:

Number of Exercised Units:	______________ Units

Exercise Price per Unit:	$10.00 per Unit

Total Exercise Price:	$ ______________

2.          Payment and Delivery of Units. The Purchaser shall pay the Total Exercise Price to the Company in accordance with the terms of the Option Agreement. The Company shall deliver the Exercised Units to the Purchaser in accordance with the terms of the Option Agreement.

PURCHASER

By:
Name:
Title:

SCHEDULE B

SCHEDULE OF TRANSFERS OF CO-INVESTMENT SECURITIES

The following transfers of a portion of the original number of Co-Investment Shares and Co-Investment Warrants have been made:

Date of Transfer	Transferee	Number of Co- Investment Shares Transferred	Number of Co- Investment Warrants Transferred	Optionee’s Revised Co- Investment Purchase Share Amount	Optionee’s Revised Co- Investment Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF CO-INVESTMENT SECURITIES:

Schedule B as of                            , 201[   ], accepted and agreed to as of this      day of          , 201[   ] by:

TRANSFEROR:	COMPANY:

[NAME]	SENTINEL ENERGY SERVICES INC.

By:		By:
	Name:		Name:
	Title:		Title:

TRANSFEREE

[NAME]

By:
Name:
Title: